                                                                     EXHIBIT 4.1


                    RESTATED CERTIFICATE OF INCORPORATION OF
                        ASSOCIATED MATERIALS INCORPORATED

         Associated Materials Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the Corporation is Associated Materials Incorporated.

                  2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 4, 1983.

                  3. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation, and all previously filed amendments and restatements thereto, and has been duly adopted pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  4. The text of the Certificate of Incorporation, and all previously filed amendments and restatements thereto, is hereby amended and restated to read as follows:

                                    ARTICLE I

                                      NAME

                         The name of the Corporation is:

                        Associated Materials Incorporated

                                   ARTICLE II

                      DELAWARE OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

                                 CAPITALIZATION

         4.1. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 17,800,000 consisting of (i) 100,000 shares of Preferred Stock, $.01 par value per share issuable in series ("Preferred Stock"), (ii) 15,000,000 shares of Common Stock, $.0025 par value per share ("Common Stock"), and (iii) 2,700,000 shares of Class B Common Stock, $.0025 par value per share ("Class B Common Stock").

         4.2. Designations. The following are the powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof of each class of stock of the Corporation:

                  A. Preferred Stock:

         The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  1. the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  2. the voting powers, if any, and whether such voting powers are full or limited, in such series;

                  3. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  4. whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                  5. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  6. the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

                  7. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

                  8. the provisions, if any, of a sinking fund applicable to such series; and

                  9. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

         Holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

                  B. Common Stock and Class B Common Stock:

                  1. Subject to Preferred Stock. The Common Stock and Class B Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

                  2. Identical Rights of Common Stock and Class B Common Stock. Except as otherwise expressly provided in this Restated Certificate of Incorporation, all shares of Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  3. Dividends. When and as dividends are declared, whether payable in cash, in property or in securities of the Corporation, the holders of the Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends. However, if dividends are declared which are payable in shares of Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on both classes of stock and such dividends shall be payable only in shares of Common Stock to holders of the Common Stock and shall be payable only in shares of Class B Common Stock to holders of the Class B Common Stock.

                  4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment in full of all amounts to which holders of Preferred Stock shall be entitled, the remaining assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably among the holders of the shares of Common Stock and Class B Common Stock.

                  5. Subdivision and Combination. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of either the Common Stock or the Class B Common Stock, the outstanding shares of the other shall be proportionately subdivided or combined.

                  6. Conversion.

                           (a) General. Subject to and upon compliance with the provisions of this Section 4.2(B)(6), each holder of record of the Class B Common Stock shall be entitled at any time and from time to time to convert any or all of the shares of Class B Common Stock held by such holder into the same number of shares of Common Stock; provided, however, that no holder of the Class B Common Stock shall be entitled to convert any share or shares of Class B Common Stock unless such holder represents in writing to the Corporation that, as a result of such conversion, such holder and its affiliates, directly or indirectly, would not own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at the time applicable to such holder and its affiliates.

                           (b) Conversion Procedures. Each conversion of shares of Class B Common Stock into shares of Common Stock shall be effected by (and the Corporation shall be obligated to issue such shares of Common Stock upon) the surrender of the certificate or certificates representing such shares of Class B Common Stock to be converted at the principal office of the Corporation (or at such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock or, if such conversion shall be in connection with an underwritten public offering of shares of Common Stock, at the location at which the Corporation shall agree to deliver the shares of Common Stock subject to such offering) at any time during its usual business hours, together with written notice by the holder of such Class B Common Stock (i) stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into shares of Common Stock and (ii) representing that upon such conversion, such holder and its affiliates shall not, directly or indirectly, own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any applicable law, regulation, rule or other governmental requirement. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for shares of Common Stock are to be issued and shall include instructions for delivery thereof. In case such notice shall specify that the new certificates to be issued are to be issued in a name or names other than that of the holder of Class B Common Stock, such notice shall be accompanied by payment of all transfer taxes, if any. Promptly after such surrender and the receipt of such written notice and payment of transfer taxes, if applicable, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates for the Common Stock issuable upon such conversion, and the Corporation shall deliver to the converting holder a certificate representing any shares of Class B Common Stock which were represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but which were not converted. Such conversion to the extent permitted by law shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, such notice has been received and such transfer taxes paid, if applicable, and at such time the rights of the holder of such Class B Common Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (c) Reservation of Shares, Validity, Etc. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, for the purpose of issuance upon the conversion of the Class B Common Stock as provided in this Section 4.2(B)(6) such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by persons entitled to convert such shares fully into shares of Common Stock). The Corporation covenants that all shares of Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental authority applicable to the Corporation or any requirement of any domestic securities exchange upon which shares of Common Stock may be listed; provided, however, that the Corporation shall be entitled to rely on the representations of the holders of the Class B Common Stock required under subsections (a) or (b) of this Section 4.2(B)(6). The Corporation shall not take any action which would affect the number of shares of Common Stock outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Common Stock or treasury shares, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of the Class B Common Stock, sufficient to meet the reservation requirements of the first sentence of this subsection (c).

                           (d) Registration and Listing. If any shares of Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

                           (e) Charges. The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares of Class B Common Stock for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issue of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class B Common Stock converted.

                           (f) Converted or Otherwise Acquired Shares To Be Retired. Any shares of Class B Common Stock which are converted into shares of Common Stock pursuant to this Section 4.2(B)(6) or otherwise acquired by the Company in any manner whatsoever shall be permanently retired promptly on the acquisition thereof and shall not under any circumstances be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

                  7. Voting Rights.

                           (a) General. Except as otherwise provided by law or this Article IV, the holders of the Common Stock shall be entitled to vote as a class for the election or removal of all Directors of the Corporation and on all other matters to be voted on by the stockholders of the Corporation and the holders of the Class B Common Stock shall have no right to vote on matters to be voted on by the stockholders of the Corporation, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

                           (b) Special Voting Rights. The holders of the Class B Common Stock shall be entitled to vote on, and shall be included in determining the number of shares of Common Stock and Class B Common Stock voting or entitled to vote on, the following matters: (i) any amendment to this Restated Certificate of Incorporation, (ii) any sale, lease, transfer or other disposition of all or substantially all of the property and assets of the Corporation on which the holders of the Common Stock have the right to vote, (iii) any merger or consolidation of the Corporation with or into any other corporation on which the holders of the Common Stock have the right to vote, and (iv) any liquidation, dissolution or winding up of the Corporation on which the holders of the Common Stock have the right to vote.

                           (c) Meeting Procedures. At every meeting of the holders of the Common Stock, such holders shall vote together as a class. At every meeting of the holders of the Common Stock and Class B Common Stock, at which the holders of the Class B Common Stock are entitled to vote on any matter, the holders of the Class B Common Stock and the holders of the Common Stock shall vote thereon together as a single class; provided, however, that the holders of the Class B Common Stock shall be entitled to vote separately as a class on any amendment to the provisions pertaining to Class B Common Stock set forth in this
         Article IV.B.

                           (d) One Vote Per Share. On all matters to be voted on by the holders of Common Stock or the Class B Common Stock, the holders of such class shall be entitled to one vote for each share thereof held of record.

                                    ARTICLE V

                          POWERS OF BOARD OF DIRECTORS

         5.1. Expanded Powers of the Board. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

                  A. to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders entitled to vote with respect thereto; and

                  B. from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as so provided in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

         5.2. Powers Specified in Bylaws. The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                                   ARTICLE VI

                    NO STOCKHOLDER ACTION BY WRITTEN CONSENT

         Subject to the rights of the holders of any series of Preferred Stock as set forth in a Preferred Stock Designation to elect additional Directors under specific circumstances, upon the closing of the Corporation's first public offering of Common Stock under a registration statement filed with the Securities and Exchange Commission, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

                                   ARTICLE VII

                              ELECTION OF DIRECTORS

         7.1. Number, Election and Terms of Directors. Subject to the rights of the holders of Preferred Stock to elect additional Directors under specific circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The Directors, other than those who may be elected by the holders of Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         7.2. Removal of Directors. Until such time as The Prudential Insurance Company of America ("Prudential") and its Affiliates (as defined) are the record holders of shares of Common Stock and/or Class B Common Stock representing less than 5% of the then issued and outstanding Common Stock, on a Fully-Diluted Basis (as defined) that, when acquired by Prudential and/or its Affiliates, had not been registered pursuant to the Securities Act of 1933, as amended, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors and the holders of 25% or more of the outstanding Common Stock shall have the right to call a special meeting of stockholders solely for the purpose of removing any Director and filling any vacancy created thereby. Notwithstanding Article VI hereof, the removal of a director pursuant to this
Section 7.2 may be effected by the written consent of stockholders.

         7.3. Stockholder Nomination of Director Candidates and Introduction of Business. Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

         7.4. Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of Preferred Stock to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. Notwithstanding the foregoing provisions of this Section 7.4, until such time as Prudential and its Affiliates are the record holders of shares of Common Stock and/or Class B Common Stock representing less than 5% of the then issued and outstanding shares of Common Stock, on a Fully-Diluted Basis that, when acquired by Prudential and/or its Affiliates, had not been registered pursuant to the Securities Act of 1933, as amended, at any meeting of stockholders at which action is taken resulting in the removal of a Director, the vacancy on the Board of Directors resulting from such removal may be filled by the holders of a majority of the shares then entitled to vote at an election of Directors and, if so filled, such Director shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until such Director's successor shall have been elected and qualified. Notwithstanding Article VI hereof, any action permitted to be taken at a meeting pursuant to the preceding sentence of this Section 7.4 may be effected by the written consent of stockholders.

         7.5. Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         7.6. No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors, and need not be by written ballot. In the event, however, that a majority of the stockholders vote to require written ballots, written ballots shall be used.

         7.7. Certain Defined Terms. As used in this Article VII, (i) the term "Affiliate" shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; (ii) the term "control" shall mean the power to cause the election of a majority of the members of the board of directors or other governing body of any entity; and (iii) the term "Fully-Diluted Basis" shall mean after giving effect to the exercise, conversion and exchange of all securities or other rights then exercisable or convertible into or exchangeable for Common Stock (including, without limitation, any subscriptions, options, warrants, conversions or other rights pursuant to any agreements, arrangements or commitments of any kind obligating the Corporation to issue or sell any shares of Common Stock or any securities exercisable or convertible into or exchangeable for Common Stock).

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Each person who is or was a Director or officer of the Corporation, or each such person who is or was serving at the request of the Board of Directors or an officer of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE IX

               NO MONETARY LIABILITY OF DIRECTORS TO STOCKHOLDERS

         To the full extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

                                    ARTICLE X

                                    AMENDMENT

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

         5. In lieu of a vote of the stockholders, written consents to this Restated Certificate of Incorporation have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

         IN WITNESS WHEREOF, the said ASSOCIATED MATERIALS INCORPORATED has caused this certificate to be signed by William W. Winspear, its President, under its corporate seal attested by Robert L. Winspear, its Secretary, this 12th day of October, 1994.


                                            ASSOCIATED MATERIALS INCORPORATED


                                            /s/ William W. Winspear
                                            ---------------------------------
                                            William W. Winspear, President



/s/ Robert L. Winspear
------------------------------------
Robert L. Winspear, Secretary

                       CERTIFICATE OF RETIREMENT OF STOCK
                                       OF
                        ASSOCIATED MATERIALS INCORPORATED

         Associated Materials Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly adopted a resolution which identified shares of the capital stock of the Corporation, which to the extent hereinafter set forth, had the status of retired shares, and which retired shares had capital applied in connection with their conversion.

         SECOND: The shares of capital stock of the Corporation which are retired are identified as being 1,150,000 shares of Class B Common Stock, par value of $.0025 per share ("Class B Common Stock").

         THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissuance of the shares of Class B Common Stock when so retired and, pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this Certificate, the Restated Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the authorized number of shares of the Class B Common Stock to the extent of 1,150,000 shares, being the total number of shares of Class B Common Stock retired.

         FOURTH: This Certificate of Retirement of Stock shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William W. Winspear, its Chairman of the Board, President and Chief Executive Officer and attested by Robert L. Winspear, its Vice President, Treasurer and Secretary, this 31st day of March, 1998.

                                            ASSOCIATED MATERIALS INCORPORATED

                                            By: /s/ William W. Winspear
                                            ------------------------------------
                                            William W. Winspear
                                            Chairman of the Board, President and
                                            Chief Executive Officer
ATTEST:

By:  /s/ Robert L. Winspear
-------------------------------------
     Robert L. Winspear
     Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ASSOCIATED MATERIALS INCORPORATED

         Associated Materials Incorporated (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on February 22, 2001, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that Section 7.1 of Article VII of the Certificate of Incorporation be amended and restated in its entirety as follows:

                  7.1 Number, Election and Terms of Directors. Subject to the rights of the holders of Preferred Stock to elect additional Directors under specific circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. At each annual meeting of the stockholders of the Corporation, the Directors, other than those who may be elected by the holders of Preferred Stock, shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the immediately following annual meeting of stockholders."

SECOND: That an annual meeting of the stockholders of the Corporation was duly called and held on May 24, 2001, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William W. Winspear, its Chairman, President and Chief Executive Officer and attested by Robert L. Winspear, its Vice President, Chief Financial Officer and Secretary, on this 24th day of May, 2001.

                                     ASSOCIATED MATERIALS INCORPORATED

                                     By: /s/ William W. Winspear
                                         --------------------------------------
                                       William W. Winspear, Chairman, President
                                       and Chief Executive Officer

Attest:

By:   /s/ Robert L. Winspear
      -------------------------------------
      Robert L. Winspear, Vice President,
      Chief Financial Officer and Secretary

                       CERTIFICATE OF RETIREMENT OF STOCK
                                       OF
                        ASSOCIATED MATERIALS INCORPORATED

         Associated Materials Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly adopted a resolution which identified 1,550,000 shares of the capital stock of the Corporation, which, to the extent hereinafter set forth, had the status of retired shares and of which 1,000,000 retired shares represented a reduction of capital and 550,000 retired shares had capital applied in connection with their conversion.

         SECOND: The shares of capital stock of the Corporation which are retired are identified as being 1,550,000 shares of Class B Common Stock, par value of $.0025 per share ("Class B Common Stock").

         THIRD: That the Restated Certificate of Incorporation of the Corporation prohibits the reissuance of the shares of Class B Common Stock when so retired and, pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this Certificate, the Restated Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the authorized number of shares of the Class B Common Stock to the extent of 1,550,000 shares, being the total number of shares of Class B Common Stock retired.

         FOURTH: This Certificate of Retirement of Stock shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William W. Winspear, its Chairman, President and Chief Executive Officer and attested by Robert L. Winspear, its Vice President, Chief Financial Officer and Secretary, this 24th day of May 2001.

                                   ASSOCIATED MATERIALS INCORPORATED


                                   By: /s/ William W. Winspear
                                       ----------------------------------------
                                       William W. Winspear, Chairman, President
                                       and Chief Executive Officer
Attest:


By: /s/ Robert L. Winspear
    -------------------------------------
    Robert L. Winspear, Vice President,
    Chief Financial Officer and Secretary